Exhibit 99.1

For Immediate Release

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Amy Glynn/Stephanie Carrington The Ruth Group 646-536-7023 / 7017 aglynn@theruthgroup.com scarrington@theruthgroup.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Arbor Realty Trust Announces the Appointment of

William C. Green to the Board of Directors

UNIONDALE, NY (March 1, 2012) — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on investing in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets, today announced the appointment of William C. Green to its Board of Directors as an independent member effective immediately.

A 29-year veteran of the commercial real estate industry, Mr. Green is the co-founder and Managing Partner of Tannery Brook Partners, LLC and co-founder and Managing Member of Cazenovia Creek Investment Management, LLC. Both companies were formed to focus on the client set of the commercial real estate and commercial real estate finance industries. Prior to the formation of those two firms, Mr. Green was a member at Starwood Capital Group, where he was responsible for the debt investments business of the firm and oversaw Starwood Debt Fund II in 2008.

Before joining Starwood Capital Group, Mr. Green was the Managing Director and Global Head of Real Estate Capital Markets at Wachovia Securities and its predecessor companies. While with Wachovia, he managed the commercial real estate securitization, mortgage banking, structured finance, equity co-investment, loan servicing, asset management and trading functions for Wachovia’s Corporate & Investment Banking Division. During his tenure, Mr. Green helped grow Wachovia into a leading provider of capital in the commercial real estate space on a global basis.

Earlier in his career, Mr. Green held several commercial Managing Director positions at Banc of America Securities. Prior to that, he held various positions at private and public firms within the real estate development and finance sectors.

Mr. Green has also served on the Executive Advisory Board for the Commercial Securitization and Mortgage Bankers Associations and is a member of the Editorial Advisory Board for Real Estate Forum magazine.

“Bill’s long-standing commercial real estate knowledge and expertise will aid Arbor Realty Trust’s Board of Directors immeasurably, as he has helped lead several successful and diverse commercial real estate firms across numerous real estate cycles, particularly in the realm of commercial real estate finance,” said Ivan Kaufman, President and CEO of Arbor Realty Trust. “His extensive experience further strengthens the diversity of our board and we welcome his guidance moving forward.”

Mr. Green received a Master’s Degree in Business Administration, Finance, from New York University’s Stern School of Business. He received his Bachelor’s Degree in Economics from Hobart and William Smith Colleges.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the U.S. that specializes in debt and equity financing for multifamily and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

###